U.S. Energy Corp. Announces Full Year 2017 and Fourth Quarter Results

DENVER, CO – March 28, 2018 — U.S. Energy Corp. (NASDAQCM: USEG) (“U.S. Energy” or the “Company”) today announced financial and operational results for the year and fourth quarter ended December 31, 2017. In addition, the Company announced its estimated proved reserves as of December 31, 2017.

Highlights

●	2017 Production of 186,676 BOE, or daily production of 511 BOEPD;
●	4Q2017 Production of 35,789 BOE, or daily production of 389 BOEPD;
●	2017 Oil and gas revenue of $6.6 million;
●	2017 Lease operating expenses of $2.4 million;
●	Proved Developed Reserves of 824,115 BOE at December 31, 2017;
●	SEC Pricing pre-tax PV-10 of $9.3 million at December 31, 2017;
●	Cash and cash equivalents of $3.3 million at 12/31/2017; and
●	Current shares outstanding of 12,440,927.

Fourth Quarter 2017 Transaction Highlights

●	On October 5, 2017, U.S. Energy divested certain Williston Basin non-operated assets in consideration for the elimination of $4.0 million in outstanding liabilities and payment to U.S. Energy of $2.0 million in cash. The divested assets had reserves of 607 BOE and a PV-10 of $5.2 million.

●	On December 29, 2017, U.S. Energy and APEG Energy II, L.P. (“APEG”) closed an exchange agreement pursuant to which APEG exchanged $4,463,380 of outstanding borrowings under the Credit Facility for 5,819,270 new shares of common stock of U.S. Energy. The closing of the transaction was approved by the Company’s shareholders on December 27, 2017.

Management Comment

David Veltri, U.S. Energy’s Chief Executive Officer, stated, “2017 was a year of tremendous accomplishments for U.S. Energy. Through the refinancing of our credit facility and subsequent debt-for-equity exchange combined with the 4Q2017 asset divestiture, U.S. Energy has drastically improved its balance sheet and liquidity profile. The results of these efforts have finally begun to show up on our 2017 year-end financial statements and we expect to see continued improvements in both our operating margins and profitability going forward. We are pleased by the initial results targeting the Georgetown formation on our South Texas acreage position, and we will continue evaluating near term well participation opportunies on our acreage position in the area. Our growth targets for 2018 remain unchanged and with favorable commodity prices we feel confident about the future. We will look to continue to expand our acreage position in our existing, highly economic areas of North Dakota and South Texas while also looking to grow through significant acquisitions that will allow for a high return and focused development program.”

Full Year and Fourth Quarter 2017 Production

	4th Quarter 2017	Full Year 2017
Sales Volume (Total)
Oil (Bbls)	16,875	111,914
Gas (Mcf)	113,469	448,571
Sales volumes (Boe)	35,789	186,676

Average Daily Production (Boe/d)	389	511

Average Sales Prices
Oil (Bbl)	$54.10	$45.16
Gas (Mcf)	$3.14	$3.32
Barrel of Oil Equivalent	$36.07	$35.06

Note: All production associated with the October 2017 asset divestiture is included until the October 3, 2017 closing date where all assets and associated production were transferred to buyer.

2017 Year End Reserves

As of December 31, 2017, U.S. Energy had total proved reserves of approximately 824,115 Boe, all of which are proved developed producing reserves (“PDP”). The proved reserves total had a pre-tax PV10% value of $9.3 million.

	As of 12/31/2017	As of 12/31/2016
Proved Developed Oil Reserves (Bbls)	676,030	657,280
Proved Undeveloped Oil Reserves (Bbls)	-	-
Total Proved Oil Reserves (Bbls)	676,030	657,280

Proved Developed Gas Reserves (Mcf)	888,507	1,379,163
Proved Undeveloped Gas Reserves (Mcf)	-	-
Total Proved Gas Reserves (Mcf)	888,507	1,379,163

Total Proved Reserves (Boe)	824,115	887,142

Present Value of Estimated Future Net Revenues Before Income Taxes, Discounted at 10% (In thousands)*	$9,253	$6,747

*SEC pricing of $47.01/bbl of oil and $2.98/mcf of gas which includes adjustments for differentials

Operations Update

CML Beeler Ranch #1H: The CML Beeler Ranch #1H was spud in the fourth quarter 2017 and came on line in January 2018. The well is located in our Zavala county leasehold in South Texas and is a dual lateral with each lateral comprising approximately 10,000 feet of open hole completion within the Georgetown formation. The completion resulted in an initial 24-hour max IP rate of 1,046 barrels of oil and 1,085 mcf of natural gas and a 30-day average IP of 708 barrels of oil and 850 mcf of natural gas. U.S. Energy has an approximate 7% WI in this well. The total drill and complete cost of the well was $3.4 million. Additional wells are being planned in 2018 by the operator which could include our acreage and participation.

Full Year 2017 Financial Results

Revenues from sales of oil and natural gas during 2017 were $6.6 million compared to $5.7 million during 2016. The year over year increase in revenue is primarily due to the sustained increase in oil prices over the second half of 2017. Revenue from oil production represented 77% of Company revenue during 2017.

Lease operating expenses for 2017 were $2.4 million compared to $1.9 million for 2016. This increase was primarily attributed to workover costs associated with bringing producing wells back online due to improved economic returns driven by increased commodity prices.

General and administrative cash expenses for 2017 were $3.0 million compared to $2.7 million for 2016. The year over year increase is primarily associated with professional fees incurred during negotiations with our legacy credit facility lender over the first half of 2017.

Adjusted EBITDA was ($0.3) million for 2017 as compared to $0.0 million for 2016. Net Loss was $1.4 million for 2017 compared to $14.1 million for 2016. Adjusted EBITDA is a non-GAAP financial measure. For additional information please refer to the reconciliation of this measure at the end of this news release.

Credit Facility Update

As of December 31, 2017, the Company was in compliance with all financial covenants and fully conforming with all requirements under its credit facility.

Credit Facility Covenants	Required Covenant Ratio	U.S. Energy at 12/31/2017
Current Ratio	Greater than 1.0 to 1.0	3.7 to 1.0
PDP to Secured Debt*	Greater than 1.2 to 1.0	9.9 to 1.0

*Represents outstanding indebtedness of $0.9 million under the Credit Facility at 12/31/17.

**U.S. Energy had a $0.6 million balance held under “current portion of long term debt” on the Company’s balance sheet at December 31, 2017 which was associated with the debt-for-equity exchange. This amount was paid in the first quarter of 2018.

Update to Hedging Activity

U.S. Energy hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. As of December 31, 2017, U.S. Energy had an unrealized loss on commodity price derivatives of $0.2 million. The following table summarizes U.S. Energy’s open crude oil and natural gas derivative contracts scheduled to settle after December 31, 2017.

	Action	Begin	End	Quantity (bbls/d)	Price

Crude oil price swaps	Bought	1/1/18	6/30/18	150	52.20

	Action	Begin	End	Quantity (mcf/d)	Price

Natural gas price swaps	Bought	1/1/18	12/31/18	2,500	3.01
Natural gas price swaps	Sold	1/1/18	12/31/18	2,000	2.98

About U.S. Energy Corp.

We are an independent energy company focused on the lease acquisition and development of oil and gas producing properties in the continental United States. Our business is currently focused in the Williston Basin of North Dakota and South Texas. We continue to focus on increasing production, reserves, and cash flow from operations while pro-actively managing our debt levels. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Financial Officer

(303) 993-3200

www.usnrg.com

U.S. ENERGY CORP..
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2017	2016
ASSETS
Current assets:
Cash and equivalents	$3,277	$2,518
Oil and gas sales receivable	687	562
Discontinued operations - assets of mining segment	114	114
Assets available for sale	653	653
Marketable securities	876	947
Refundable deposits	250	-
Other current assets	61	95

Total current assets	5,918	4,889

Oil and gas properties under full cost method:
Unevaluated properties and exploratory wells in progress	4,664	4,664
Evaluated properties	86,313	87,834
Less accumulated depreciation, depletion and amortization	(83,362)	(82,640)

Net oil and gas properties	7,615	9,858

Other assets:
Property and equipment, net	1,717	1,864
Other assets	66	156

Total other assets	1,783	2,020

Total assets	$15,316	$16,767

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Payable to major operator	$-	$2,710
Contingent ownership interests	-	1,430
Other	707	743
Related party payable	50	-
Accrued compensation and benefits	64	49
Current portion of long-term debt	600	6,000
Liabilities from derivative contracts	161	-

Total current liabilities	1,582	10,932

Noncurrent liabilities:
Long-term debt, less current portion	937	-
Asset retirement obligations	913	1,045
Warrant liability	1,200	1,030
Other liabilities	22	2
Total noncurrent liabilities	3,072	2,077

Commitments, contingencies, and related party transactions (Note 10) Shareholders’ equity:
Preferred stock, par value $0.01 per share. Authorized 100,000 shares, 50,000 shares of series A Convertible Preferred Stock in 2017 and 2016; liquidation preference of $2,527 as of December 31, 2017.	1	1
Common stock, $0.01 par value; unlimited shares authorized; 11,820,057 and 6,134,506 shares issued and outstanding, respectively	118	61
Additional paid-in capital	136,631	127,576
Accumulated deficit	(125,185)	(123,825)
Other comprehensive loss	(903)	(55)

Total shareholders’ equity	10,662	3,758

Total liabilities and shareholders’ equity	$15,316	$16,767

U.S. ENERGY CORP..
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	2017	2016	2015

Revenue:
Oil	$5,054	$4,689	$9,047
Natural gas and liquids	1,491	1,057	1,249

Total revenue	6,545	5,746	10,296

Operating expenses:
Oil and gas operations:
Production costs	3,402	2,728	7,352
Depreciation, depletion and amortization	753	2,529	8,412
Impairment of oil and gas properties	-	9,568	57,676
General and administrative:
Compensation and benefits, including directors and contract employees	741	640	2,602
Stock-based compensation	323	213	948
Employee severance costs	-	3	504
Professional fees, insurance and other	2,314	1,994	1,866

Total operating expenses	7,533	17,675	79,360

Operating Loss	(988)	(11,929)	(69,064)

Other income (expense):
Realized gain (loss) on commodity price risk derivatives	135	1,440	(75)
Unrealized gain (loss) on commodity price risk derivatives	(161)	(1,634)	1,634
Gain on sale of assets	3	102	121
Gain on sale of oil and gas properties	4,318	-	-
Loss on debt for equity conversion	(4,440)	-	-
Gain (loss) on investments	777	750	(68)
Rental and other income (loss)	(321)	(169)	431
Warrant revaluation gain (loss)	(170)	210	-
Interest expense	(513)	(442)	(263)
Total other income (expense)	(372)	257	1,780

Loss from continuing operations	(1,360)	(11,672)	(67,284)

Discontinued operations:
Discontinued operations	-	(2,448)	(2,992)
Impairment loss on discontinued operations	-	-	(22,620)

Loss from discontinued operations	-	(2,448)	(25,612)

Net loss	(1,360)	(14,120)	(92,896)

Change in fair value of marketable equity securities, net of tax	(848)	(55)	56

Comprehensive loss	$(2,208)	$(14,175)	$(92,840)

Loss from continuing operations	(1,360)	(11,672)	(67,284)
Accrued dividends related to Series A Convertible Preferred Stock	(514)	(232)	-
Loss from continuing operations applicable to common shareholders	(1,874)	(11,904)	(67,284)

Loss per share- basic and diluted
Continuing operations	$(0.23)	$(2.50)	$(14.38)
Discontinued operations	-	(0.51)	(5.48)

Total	$(0.23)	$(3.01)	$(19.86)

Weighted average shares outstanding
Basic and diluted	5,899,802	4,768,013	4,677,500

U.S. ENERGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

(In Thousands)

	2017	2016	2015

Cash flows from operating activities:
Net loss	$(1,360)	$(14,120)	$(92,896)
Loss from discontinued operations	-	2,448	25,612
Loss from continuing operations	(1,360)	(11,672)	(67,284)
Adjustments to reconcile loss from continuing operations to net cash provided by / (used in) operating activities:
Depreciation, depletion, accretion, and amortization	890	2,529	8,557
Debt amortization	-	-	-
Impairment of oil and gas properties	-	9,568	57,676
Change in fair value of oil price risk derivative	161	1,634	(1,634)
Interest change in Major Operator	(141)	(1,476)	-
Gain on sale of oil and gas properties	(4,318)	-	-
Loss on conversion of debt to equity	4,440	-	-
Gain on sale of assets	(3)	(102)	(121)
Stock-based compensation and services	323	213	948
(Gain)/loss on Warrants	170	(210)	-
(Gain) on receipt of marketable securities	(777)	(750)	-
Other	73	378	(110)
Changes in operating assets and liabilities:
Decrease (increase) in:
Oil and gas sales receivable	(125)	580	2,034
Other assets	(159)	86	63
Increase (decrease) in:
Accounts payable	(77)	(1,050)	1,126
Oil and gas operator overpayment	-	-	1,429
Accrued compensation and benefits	11	(1,133)	(188)
Other liabilities	-	-	8

Net cash provided by / (used in) operating activities	(892)	(1,405)	2,504

Cash flows from investing activities:
Capital expenditures	(299)	(194)	(3,620)
Proceeds from sale of oil and gas properties and other	2,000	-	264
Proceeds from settlement of property litigation	-	-	1,500
Net change in restricted investments	-	-	1,291

Net cash provided by / (used) in investing activities:	1,701	(193)	(565)

Cash flows from financing activities:
Issuance of common stock	(27)	1,317	-
Redemption of common stock	-	(3)	(29)
Payments for debt issuance costs	(23)	(103)	(125)

Net cash provided by / (used in) financing activities	(50)	1,211	(154)

Discontinued operations:
Net cash used in operating activities	-	(448)	(2,440)
Net cash used in investing activities	-	-	(1)

Net cash used in discontinued operations	-	(448)	(2,441)

Net increase (decrease) in cash and equivalents	759	(836)	(656)

Cash and equivalents, beginning of year	2,518	3,354	4,010

Cash and equivalents, end of year	$3,277	$2,518	$3,354

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, warrant revaluation (gains) and expenses, net gain (loss) from mark-to-market on commodity derivatives, cash settlements received (paid), standby rig expenses and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating its fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	2017	2016	2015

Loss from continuing operations (GAAP)	$(1,360)	$(11,672)	$(67,284)
Impairment of oil and gas properties	-	9,568	57,676
Depreciation, depletion and amortization	753	2,529	8,412
(Gain)/loss on investments	(777)	(750)	68
Stock-based compensation	323	213	948
Employee severance costs	-	3	504
(Gain)/loss on sale of assets	3	(102)	(121)
Gain on sale of oil and gas property	(4,318)	-	-
Loss on conversion of debt to equity	4,440	-	-
(Gain)/loss on warrant revaluation	170	(210)	-
Interest expense	513	442	263
Adjusted EBITDAX (Non-GAAP)	$(253)	$21	$466